Exhibit (h)(g)(3)

Schedule A

To

INDEMNIFICATION AGREEMENT

(For Portfolios commencing operations after May 1, 2008)

PACIFIC SELECT FUND PORTFOLIOS

ELECTING PARTNERSHIP TAX STATUS

Long/Short Large-Cap Portfolio
Mid-Cap Value Portfolio
American Funds Asset Allocation Portfolio
Pacific Dynamix – Conservative Growth Portfolio
Pacific Dynamix – Moderate Growth Portfolio
Pacific Dynamix – Growth Portfolio
PD 1-3 Year Corporate Bond Portfolio
PD Aggregate Bond Index Portfolio
PD High Yield Bond Index Portfolio
PD Large-Cap Growth Index Portfolio
PD Large-Cap Value Index Portfolio
PD Small-Cap Growth Index Portfolio
PD Small-Cap Value Index Portfolio
PD International Large-Cap Portfolio
PD Emerging Markets Portfolio
Portfolio Optimization Conservative Portfolio
Portfolio Optimization Moderate-Conservative Portfolio
Portfolio Optimization Moderate Portfolio
Portfolio Optimization Growth Portfolio
Portfolio Optimization Aggressive-Growth Portfolio Precious Metals Portfolio Value Advantage Portfolio

Effective May 1, 2014

PACIFIC LIFE INSURANCE COMPANY		PACIFIC SELECT FUND

By:	/s/ Howard T. Hirakawa	By:	/s/ Howard T. Hirakawa
	Howard T. Hirakawa		Howard T. Hirakawa
	Vice President		Vice President

By:	/s/ Jane M. Guon	By:	/s/ Laurene E. MacElwee
	Jane M. Guon		Laurene E. MacElwee
	Secretary		VP & Assistant Secretary